UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 10, 2023

ESS TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.
On March 9, 2023, the Audit Committee of the Board of Directors of ESS Tech, Inc. (the “Company”) issued a Request for Proposal related to the selection of one of the Big Four independent registered public accounting firms to serve as its auditor beginning with the second fiscal quarter. On April 10, 2023, Ernst & Young LLP (“EY”) informed the Company that it has declined to stand for re-election as the Company’s registered public accounting firm for the audit of the fiscal year ended December 31, 2023. There is no dispute between the Company and EY and EY will continue to perform services for the Company in connection with the Company’s fiscal quarter ended March 31, 2023.
EY’s reports on the Company’s financial statements for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended December 31, 2022 and 2021, and in the subsequent interim period through the date of this Current Report on Form 8-K (this “Report”), (i) there were no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for (A) the material weakness in the Company’s internal controls over financial reporting disclosed in Part II, Item 9A of the Company’s Form 10-K for the fiscal year ended December 31, 2022, relating to the operating effectiveness of internal controls over the review and analysis of certain transactions within the Company’s financial statement close process, and (B) the material weaknesses in the Company’s internal controls over financial reporting disclosed in Part II, Item 9A of the Company’s Form 10-K for the fiscal year ended December 31, 2021, relating to (1) the identification and review of technical issues associated with research and development, raw materials purchase commitments and equity processes which resulted in adjustments to restate the 2019 financial statements and correct the 2020 financial statements; and (2) the review and analysis of certain transactions within the Company’s financial statement close process.
The Company determined that it remediated the material weakness related to the identification and review of technical issues associated with research and development, raw materials purchase commitments and equity processes. The material weakness relating to the operating effectiveness of internal controls over the review and analysis of certain transactions within the Company’s financial statement close process has not been remediated as of the date of this Report.
The Company has provided EY with a copy of the disclosures made in this Current Report on Form 8-K prior to its filing with the SEC and requested that EY furnish the Company with a letter addressed to the SEC stating whether EY agrees with the statements made herein. A copy of EY’s letter dated April 14, 2023, stating that they agree with the statements made herein, is attached as Exhibit 16.1 hereto.
The Company will disclose its engagement of a new independent registered public accounting firm once the evaluation process has been completed and as required by, and in accordance with, the SEC’s rules and regulations.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Ernst & Young LLP to ESS Tech, Inc., dated April 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: April 14, 2023

ESS TECH, INC.

By:	/s/ Anthony Rabb
Name:	Anthony Rabb
Title:	Chief Financial Officer